SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): ___August 24, 2004__

                  American Wagering, Inc.
(Exact name of registrant as specified in its charter)

          Nevada                               000-20685                 88-0344658
(State or other jurisdiction                                                                  (Commission                                                 (I.R.S. Employer
of incorporation)                                                                                 File Number)                                                 Identification No.)

   675 Grier Drive, Las Vegas, Nevada                                                                                                                      89119
(Address of principal executive offices)                                                                                                                      (Zip Code)

Registrant’s telephone number, including area code:   (702) 735-0101

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Item 1.03. Bankruptcy Or Receivership

On August 24, 2004, the United States Bankruptcy Court for the District of Nevada, Northern Division, in Reno, Nevada (the "Bankruptcy Court") considered a motion seeking approval of the competing disclosure statement and accompanying plan of reorganization filed by Vince Schettler ("Schettler" or the "Schettler Plan"). The purpose of a disclosure statement hearing is to ensure that a disclosure statement provides adequate information of a kind, and in sufficient detail, as far as reasonably practicable in light of the nature and history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the plan. The Bankruptcy Court found that the Schettler Plan was not confirmable and denied approval of the disclosure statement. The decision of the Bankruptcy Court does not allow Schettler to amend the Schettler Plan and eliminates the Schettler Plan from further consideration. Accordingly, the Company’s Disclosure Statement, which was approved by the Bankruptcy Court on April 8, 2004, and accompanying Amended Plan of Reorganization (the "Amended Plan"), is the only disclosure statement and plan currently under consideration in this matter.

This announcement is not intended to be, nor should it be construed as, a solicitation for a vote of the Amended Plan. Debtors will emerge from Chapter 11 if and when the Amended Plan receives the requisite approvals and is confirmed by the Bankruptcy Court.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on form 8K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2004.

                                                                                                              AMERICAN WAGERING, INC.

                                      By:   /s/ Timothy F. Lockinger
                                       Name: Timothy F. Lockinger
                                       Title: Chief Financial Officer
                                       Principal Accounting Officer

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